FOR IMMEDIATE RELEASE                                    EXHIBIT 99.1

Media Contact: Gabby Nelson (763) 551-7460 gabby.nelson@selectcomfort.com	Investor Relations Contact: Hunter Saklad (763) 551-7498 investorrelations@selectcomfort.com

SELECT COMFORT CORPORATION TO ANNOUNCE
FOURTH QUARTER AND FULL-YEAR 2010 RESULTS

MINNEAPOLIS – (Jan. 27, 2011) – Select Comfort Corporation (NASDAQ: SCSS) will release results for the fourth quarter and fiscal 2010 ended Jan. 1, 2011, after close of the regular trading session Wednesday, Feb. 9, 2011.

Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. Eastern Time (4 p.m. Central; 2 p.m. Pacific) that day. To listen to the call, please dial (800) 593-9959 (international participants dial (517) 308-9340) and reference the passcode “Sleep.” To access the webcast, please visit the investor relations area of the Select Comfort website.

A replay will remain available until midnight Central Time, Feb. 18, 2011, by dialing (203) 369-1424. The webcast replay will remain available in the investor relations area of the company’s website for approximately 60 days.

About Select Comfort Corporation

Founded more than 20 years ago and based in Minneapolis, Select Comfort Corporation designs, manufactures, markets and supports a line of adjustable-firmness mattresses featuring air-chamber technology, branded the Sleep Number® bed, as well as foundations and bedding accessories. SELECT COMFORT® products are sold through its approximately 400 company-owned stores located across the United States; select bedding retailers; direct-marketing operations; and online at www.sleepnumber.com.

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